                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                                        VISION-SCIENCES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             VISION-SCIENCES, INC.
                              Nine Strathmore Road
                          Natick, Massachusetts 01760

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, AUGUST 16, 2001

    The Annual Meeting of Stockholders of Vision-Sciences, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts on Thursday, August 16, 2001 at 10:00 a.m., local time, to consider and act upon the following matters:

(1) To elect Lewis C. Pell and John J. Wallace as Class I Directors, to serve for a three-year term;

(2) To consider and act upon a proposal to approve the future issuance of up to $5,000,000 of Common Stock, provided such issuance shall not exceed 10,000,000 shares of Common Stock, in an offering exempt from registration under the Securities Act of 1933, as amended (the "Act"), on terms approved by the Board of Directors.

(3) To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on June 29, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                        By Order of the Board of Directors,

                                        Katsumi Oneda, Chairman

Natick, Massachusetts
July   , 2001

                                PRELIMINARY COPY

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
  THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS
                          MAILED IN THE UNITED STATES.

                               VISION-SCIENCES, INC.
                              NINE STRATHMORE ROAD
                          NATICK, MASSACHUSETTS 01760

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 16, 2001

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vision-Sciences, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on August 16, 2001 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

    The Company's Annual Report on Form 10-K for the fiscal year ended
March 31, 2001, as filed with the Securities and Exchange Commission ("SEC"), except for exhibits, was mailed to stockholders, along with these proxy
materials, on or about July   , 2001.

VOTING SECURITIES AND VOTES REQUIRED

    At the close of business on June 29, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 27,105,355 shares of Common Stock of the Company, $.01 par value ("Common Stock"), constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

    The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

    The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to approve the issuance of up to $5,000,000 of Common Stock and the selection of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year.

    Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that he or she does not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voted on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

    The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 2001 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock,
(ii) by each current director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) by all current directors and executive officers as a group:

                                                             NUMBER OF
                                                               SHARES           PERCENTAGE OF
                   NAME AND ADDRESS OF                      BENEFICIALLY   OUTSTANDING COMMON STOCK
                     BENEFICIAL OWNER                         OWNED(1)      BENEFICIALLY OWNED(2)
----------------------------------------------------------  ------------   ------------------------
Katsumi Oneda(3)
  c/o Vision-Sciences, Inc.
  Nine Strathmore Road
  Natick, MA 01760........................................    6,785,830              25.5%
Lewis C. Pell(4)
  c/o Machida Incorporated
  40 Ramland Road South
  Orangeburg, NY 10962....................................    6,631,955              25.0%
Asahi Optical Co., Ltd.
  2-36-9, Maeno-cho
  Itabashi-Ku
  Tokyo 174-8639 Japan....................................    2,000,000               7.5%
Fred E. Silverstein, M.D.(5)..............................      174,750                 *
Gerald B. Lichtenberger, Ph.D.(6).........................      259,500               1.0%
Kenneth W. Anstey(7)......................................      197,290                 *
Isao Fujimoto(8)..........................................      149,500                 *
John J. Wallace(9)........................................        4,000                 *
James A. Tracy(10)........................................       59,000                 *
Mark S. Landman(11).......................................       93,750                 *
Alan M. Jacobson(12)......................................       25,500                 *
All current directors and executive officers as a group
  (10 persons)(13)........................................   14,430,075              53.2%

------------------------

   * Less than 1% of the shares of Common Stock outstanding.

 (1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned by each director, nominee for director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Any reference in these footnotes to shares subject to stock options held by the person in question refers to stock options held by such person that are exercisable within 60 days after March 31, 2001.

 (2) The number of shares deemed outstanding includes 26,520,831 shares outstanding as of March 31, 2001 and any shares subject to stock options held by the person or entity in question that are currently exercisable or exercisable within 60 days after March 31, 2001.

 (3) Includes 125,000 shares subject to stock options.

 (4) Includes 50,000 shares and 42,500 shares held of record and beneficially owned by Mr. Pell's wife and child, respectively. Mr. Pell disclaims beneficial ownership of these shares.

 (5) Includes 2,500 shares held by a trust for Dr. Silverstein's child. The trust was terminated on May 10, 2001. Dr. Silverstein disclaims beneficial ownership of these shares. Also includes 12,000 shares subject to stock options.

 (6) Includes 3,000 shares owned by Dr. Lichtenberger and 3,000 shares owned by Dr. Lichtenberger's wife as custodians for their children.
     Dr. Lichtenberger disclaims beneficial ownership of these shares. Also includes 100,000 shares subject to stock options.

 (7) Includes 36,000 shares subject to stock options.

 (8) Includes 124,500 shares subject to stock options.

 (9) Consists of 4,000 shares subject to stock options.

 (10) Includes 57,500 shares subject to stock options.

 (11) Consists of 93,750 shares subject to stock options.

 (12) Includes 25,000 shares subject to stock options. Mr. Jacobson resigned from the Company effective as of March 23, 2001.

 (13) Includes, as to all current directors and executive officers as a group, 618,500 shares subject to stock options. Also includes shares for which certain individuals have disclaimed beneficial ownership, as set forth in the above footnotes.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 2001 Annual Meeting of Stockholders, two Class II Directors, whose terms expire at the 2002 Annual Meeting of Stockholders, and two Class III Directors, whose terms expire at the 2003 Annual Meeting of Stockholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

    The persons named in the enclosed proxy will vote to elect Lewis C. Pell and John J. Wallace, as Class I Directors, unless authority to vote for the election of Mr. Pell or Mr. Wallace is withheld by marking the proxy to that effect.
Mr. Pell and Mr. Wallace are currently Class I Directors of the Company.
Mr. Pell and Mr. Wallace have indicated willingness to serve, if elected, but if either is unable or unwilling to stand for election, proxies may be voted for a substitute nominee or nominees designated by the Board of Directors.

    Set forth below are the name and certain information with respect to each director of the Company, including the nominees for Class I Directors.

                               CLASS I DIRECTORS

    LEWIS C. PELL, age 58, a co-founder of the Company, has been Vice-Chairman of the Board of Directors of the Company since May 1992 and is a member of the Executive Committee. Mr. Pell is a founder or co-founder and director of a number of other privately held medical device companies.

    JOHN J. WALLACE, age 47, has served as Chief Operating Officer of Nova Biomedical Corporation, a medical device company, since October 1991. He has served as a director of the Company since April 2001.

                               CLASS II DIRECTORS

    KATSUMI ONEDA, age 63, a co-founder of the Company, has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since October 1993. He served as Vice-Chairman of the Board of Directors of the Company from May 1992 to October 1993, as Honorary Chairman of the Board of Directors from October 1991 to October 1993 and as Chairman of the Board of Directors from September 1990 to October 1991. Mr. Oneda is a director of several private companies. He has been a director of the Company since 1987 and is a member of the Executive Committee.

    FRED E. SILVERSTEIN, M.D., age 59, served as a Professor of Medicine at the University of Washington from July 1989 to June 1994 and has been a partner of Frazier and Company, a healthcare investment company, since July 1994.
Dr. Silverstein is a prominent practitioner and author in the field of gastroenterology. Dr. Silverstein is a director of several private medical companies. He has been a director of the Company since 1990.

                              CLASS III DIRECTORS

    KENNETH W. ANSTEY, age 55, has served as President and Chief Executive Officer of Oratec Interventions Inc., a publicly traded medical device company, since July 1997. Mr. Anstey served as Chief Executive Officer of Biofield, Corp., a medical device company, from December 1995 to March 1997. Mr. Anstey is a director of Oratec Interventions, Inc., and Ascension Orthopedics, Inc., a private medical device company. He has been a director of the Company since 1993.

    GERALD B. LICHTENBERGER, PH.D., age 56, has served as Vice President, Business Development of the Company since 1997. Dr. Lichtenberger served as Executive Vice President, Chief Operating Officer and Secretary of the Company from December 1996 to December 1998. From June 1990 to December 1996,
Dr. Lichtenberger served as President and a Director of iSight, Inc., a developer and manufacturer of digital video cameras and components. He has been a director of the Company since 1997.

    Executive officers of the Company are generally elected by the Board of Directors on an annual basis and serve at the Board's discretion. No family relationships exist among any of the executive officers or directors of the Company.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Audit Committee of the Board of Directors, which is composed of three members and acts under a written charter first adopted and approved in March 2000. A copy of the charter is attached to this proxy statement as Appendix A. The Audit Committee reviews the Company's independent auditors' performance in the annual audit, reviews auditors' fees, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent auditors. The Audit Committee met five times during the fiscal year ended March 31, 2001. The current members of the Audit Committee are Dr. Silverstein, Mr. Anstey and Mr. Wallace, who are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

    The Company has a standing Compensation Committee of the Board of Directors, which sets the compensation levels of executive officers of the Company (subject to review by the Board of Directors), provides recommendations to the Board regarding compensation programs of the Company, administers the Company's 1990 Stock Option Plan (the "1990 Option Plan") and 2000 Stock Incentive Plan (the "2000 Plan"), and authorizes option grants under the 2000 Plan to employees of the Company. The Compensation Committee met three times during the fiscal year ended March 31, 2001. The current members of the Compensation Committee are Mr. Anstey and Dr. Silverstein.

    The Board of Directors met five times and acted once by unanimous written consent during the fiscal year ended March 31, 2001. Each incumbent director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended March 31, 2001 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting and financial personnel and the independent auditors, the following:

    - the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

    - the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

    - changes in the Company's accounting practices, principles, controls or methodologies;

    - significant developments or changes in accounting rules applicable to the Company; and

    - the adequacy of the Company's internal controls and financial personnel.

    Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles.

    The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards ("SAS") 61, COMMUNICATIONS WITH AUDIT COMMITTEES with Arthur Andersen LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

    - methods to account for significant or unusual transactions;

    - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

    The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company which are referred to in "Independent Auditors Fees and Other Matters" is compatible with maintaining such auditors' independence.

    Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001.

                                        AUDIT COMMITTEE

                                        Fred E. Silverstein, M.D., Chairman
                                        Kenneth W. Anstey
                                        John J. Wallace

DIRECTOR COMPENSATION

    The Company's outside directors (currently, Dr. Silverstein, Mr. Anstey and Mr. Wallace) receive an annual director's fee in the amount of $10,000 payable quarterly, and Mr. Wallace received a grant of options to purchase 20,000 shares upon his election to the Board. Directors are reimbursed for certain Company-related travel expenses.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table sets forth certain information concerning the compensation, for the fiscal years indicated, of the Company's Chief Executive Officer, each of the Company's four most highly compensated executive officers who earned more than $100,000 during the fiscal year ended March 31, 2001, and one individual who would have been one of the four most highly compensated executive officers but for the fact that he was no longer an executive officer of the Company on March 31, 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION     SECURITIES
               NAME AND                             -----------------------   UNDERLYING       ALL OTHER
         PRINCIPAL POSITION(1)             YEAR     SALARY($)(2)   BONUS($)   OPTIONS(#)   COMPENSATION($)(3)
---------------------------------------  --------   ------------   --------   ----------   ------------------
Katsumi Oneda(4)
  President, Chief Executive Officer       2001       $109,200          --          --               --
  and Chairman of the Board of             2000       $109,200          --          --               --
  Directors                                1999       $109,000          --          --               --

Lewis C. Pell                              2001       $109,200          --          --           $1,614
  Vice Chairman of the                     2000       $109,200          --          --           $1,625
  Board of Directors                       1999       $109,200          --          --           $1,638

Isao Fujimoto                              2001       $115,937          --      40,000           $1,713
  Vice President Manufacturing and         2000       $111,478          --      30,000           $1,645
  Engineering, Industrial Segment          1999       $108,218          --          --           $1,591

James Tracy
  Vice President, Finance, Treasurer       2001       $103,810          --      90,000           $1,419
  and Chief Financial Officer and          2000       $ 99,892          --      30,000           $  672
  Controller                               1999       $ 95,919          --      10,000               --

Mark S. Landman                            2001       $101,833          --      80,000           $1,399
  Vice President, Operations, Medical      2000       $ 98,005          --      30,000           $1,337
  Segment                                  1999       $ 95,772          --          --           $1,307

Alan M. Jacobson(5)                        2001       $101,090     $30,000      20,000               --
  Vice President, Sales and Marketing,     2000       $ 19,231     $    --     100,000               --
  Medical Segment                          1999       $     --     $    --          --               --

------------------------

(1) The rules of the SEC require that this table, the stock option grant table and the stock option exercise table which follow, present information concerning the Company's Chief Executive Officer as of March 31, 2001, the Company's fiscal year-end, any other person who served as the Company's Chief Executive Officer at any time during the fiscal year ended March 31, 2001, up to four of the Company's other most highly compensated executive officers (determined by reference to total annual salary and bonus earned by such officers) whose total salary and bonus exceeded $100,000 for the fiscal year ended March 31, 2001, and up to two individuals who would have been one of the four most highly compensated executive officers but for the fact that such individuals no longer served as executive officers of the Company on March 31, 2001.

(2) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Senior Executive.

(3) Consists of Company contributions to 401(k) Plan.

(4) All of Mr. Oneda's 1999, 2000 and 2001 salary have been accrued and will be paid to Mr. Oneda at such time as the Company generates a positive cash flow.

(5) Mr. Jacobson became an executive officer of the Company on January 17, 2000. He resigned from the Company effective March 23, 2001.

    OPTION GRANT TABLE. The following table sets forth certain information concerning grants of stock options made during the fiscal year ended March 31, 2001 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                              -------------------------------------------------------    POTENTIAL REALIZABLE
                                                PERCENT OF                                 VALUE AT ASSUMED
                                NUMBER OF      TOTAL OPTIONS                             ANNUAL RATES OF STOCK
                                SECURITIES      GRANTED TO                              PRICE APPRECIATION FOR
                                UNDERLYING     EMPLOYEES IN    EXERCISE                     OPTION TERM(3)
                                 OPTIONS        FISCAL YEAR     OR BASE    EXPIRATION   -----------------------
NAME                          GRANTED (#)(1)      (%)(2)       PRICE ($)      DATE       5% ($)        10% ($)
----                          --------------   -------------   ---------   ----------   --------       --------
Katsumi Oneda...............          --             --             --            --         --             --
Lewis C. Pell...............          --             --             --            --         --             --
Isao Fujimoto...............      20,000            2.1%        $ 1.31       8/24/10    $16,477        $41,756
                                  20,000            2.1%        $1.063       3/27/11    $13,370        $33,883
James A. Tracy..............      40,000            4.2%        $ 1.31       8/24/10    $32,954        $83,512
                                  50,000            5.3%        $1.063       3/27/11    $33,426        $84,707
Mark S. Landman.............      30,000            3.2%        $ 1.31       8/24/10    $24,715        $62,634
                                  50,000            5.3%        $1.063       3/27/11    $33,426        $84,707
Alan M. Jacobson(4).........      20,000            2.1%        $ 1.31       8/24/10    $16,477        $41,756

------------------------

(1) These options are subject to a two-year vesting schedule.

(2) Based on an aggregate of 945,000 options granted by the Company in the year ended March 31, 2001 to employees of the Company, including the Named Executive Officers.

(3) These columns show the hypothetical gains or option spreads of the options granted based on the fair market value of the Common Stock on the date of grant and assumed annual compound share appreciation rates of 5% and 10% over the full term of the options. The assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, on option exercises will depend on the timing of such exercise and the future performances of the Company's Common Stock. Values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

(4) Mr. Jacobson resigned from the Company effective March 23, 2001.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning stock options held as of March 31, 2001 by each of the Named Executive Officers. None of the Named Executive Officers exercised any options during the year ended March 31, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SHARES SUBJECT      VALUE OF UNEXERCISED IN-
                                                  TO UNEXERCISED OPTIONS AT       THE-MONEY OPTIONS AT
                                                       FISCAL YEAR-END             FISCAL YEAR-END(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Katsumi Oneda..................................     125,000              0           0              0
Lewis C. Pell..................................           0              0           0              0
Isao Fujimoto..................................     124,500         55,000           0              0
James A. Tracy.................................      57,500        122,500           0              0
Mark S. Landman................................      93,750         95,000           0              0
Alan M. Jacobson...............................      25,000              0           0              0

------------------------

(1) Based on the fair market value of the Common Stock on March 31, 2001 ($1.063 per share), less the option exercise price.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    Under the terms of a letter agreement between the Company and Mr. Tracy, the Company's Vice President of Finance and Chief Financial Officer, Mr. Tracy was granted options to purchase 50,000 shares of the Company's Common Stock, at an exercise price equal to the closing price of the Common Stock on the date of the letter agreement. The options vest over a four-year period, but will vest immediately in the event that the Company is merged into or acquired by another entity. The letter agreement also provides that, in the event of a termination other than for cause, Mr. Tracy will receive a lump sum severance payment equal to three month's salary, and the continuation of all benefits for a period of three months following termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 11, 2000, the Company issued 1,612,903 shares of its Common Stock to each of Messrs. Oneda (Chairman, Chief Executive Officer and President) and Pell (Vice-Chairman), 161,290 shares to Mr. Anstey (a director), and 81,000 shares to Dr. Lichtenberger (a director, and Vice-President of Business Development). The shares of Common Stock were sold to Messrs. Oneda, Pell and Anstey and Dr. Lichtenberger at a price per share equal to $.62, representing 80% of the average closing price of the Company's Common Stock on the Nasdaq SmallCap Market during the five trading days ended December 11, 2000 for an aggregate consideration of $2,150,220.

    In September 2000, the Company borrowed $75,000 from each of Messrs. Oneda and Pell. The loans had a three-year term and bore interest at a rate of 9.5%, payable quarterly, beginning December 2000. Principal and interest were payable in cash or in Common Stock of the Company. In January 2001, the Company repaid the loans in cash, including all accrued interest.

    In the fiscal year ended March 31, 2001, the Company purchased $643,000 of flexible endoscope components from a subsidiary of Asahi Optical Co., Ltd. ("Asahi"), pursuant to a March 16, 1992 supply agreement between the Company and Asahi. Asahi is the record and beneficial holder of 7.5% of the Company's outstanding Common Stock.

    The Company believes that the terms of the foregoing transactions are at least as favorable to the Company as could have been obtained from unaffiliated third parties.

    The Company has a policy that transactions, if any, between the Company and its officers, directors or other affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the members of the Board of

Directors and by a majority of the disinterested members of the Board of Directors; and further, that any loans by the Company to its officers, directors or other affiliates must be for bona fide business purposes only.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee, which is currently comprised of Kenneth W. Anstey and Fred E. Silverstein, M.D. The Compensation Committee is responsible for determining the compensation package of each executive officer and recommending it to the Board of Directors. In the fiscal year ended March 31, 2001, the Board of Directors did not modify or reject in any material way any action or recommendation of the Compensation Committee. In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's other directors, including the input of Mr. Oneda with respect to the compensation of the Company's executive officers other than Mr. Oneda.

POLICIES AND PHILOSOPHY

    The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with stockholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company, which are often targeted to the individual executive's particular business unit. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and stockholder interests.

    The Company has not to date generated significant revenues from the sales of its new products that incorporate its disposable Endosheath technology. Accordingly, in evaluating both individual and corporate performance for purposes of determining salary levels and stock option grants, the Compensation Committee currently places significant emphasis on the progress and success of the Company with respect to matters such as product development, including product design and manufacturing, and enhancement of the Company's patent and licensing position as well as on the Company's overall financial performance and sales by product line.

EXECUTIVE OFFICER COMPENSATION IN FISCAL 2001

    The compensation programs for the Company's executives established by the Compensation Committee consist of two elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace; and
(ii) stock-based equity incentives in the form of participation in the 2000 Plan. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary level and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as manufacturing or sales, and the overall performance of the Company. The Compensation Committee does not establish specific goals or milestones which automatically trigger additional compensation for the executive officers but rather decides on each executive officer's compensation after taking into account actions by such officer to accomplish established Company goals.

    In determining the salary of each executive officer, including the Named Executive Officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals,
(ii) the Company's long-term needs and goals, including attracting and retaining key management personnel and (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies described under the caption "Comparative Stock Performance" below constitute a much broader group of companies at various stages of development than those considered by the Compensation Committee to compare compensation levels of the Company's executive officers. Rather, the companies used by the Compensation Committee to compare executive compensation are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of the Company's executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

    Stock option grants made pursuant to the 1990 Option Plan and the 2000 Plan in the fiscal year ended March 31, 2001 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of vesting arrangements applicable to such stock options, also serve as a means of retaining these individuals. In making stock option grants to executives, the Compensation Committee considers a number of factors, including the performance of the executive, the responsibilities of the executive, and the executive's current stock or option holdings.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN FISCAL 2001

    The compensation philosophy applied by the Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company--to provide a competitive compensation opportunity that rewards performance.

    Mr. Oneda served in the positions of President, Chief Executive Officer and Chairman of the Board of Directors of the Company during the fiscal year ended March 31, 2001. In the fiscal year ended March 31, 1999, the Compensation Committee accepted Mr. Oneda's offer that his salary be reduced to $109,200, which is lower than the salaries of other officers of the Company. The Compensation Committee considers this to be in the lower third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. Since October 1995, all of Mr. Oneda's salary has been accrued, and will be paid to Mr. Oneda at such time as the Company generates a positive cash flow.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although the Company has not paid any of its executive officers annual compensation over $1,000,000 and has no current plan to do so, it currently intends to structure all future performance-based compensation of its executive officers in a manner that complies with this statute.

                                        COMPENSATION COMMITTEE

                                        Kenneth W. Anstey, Chairman
                                        Fred E. Silverstein, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None.

REPORTS UNDER SECTION 16(A) OF THE EXCHANGE ACT

    Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act, except that each of Dr. Lichtenberger, and Messrs. Fujimoto, Tracy and Mark S. Landman filed on April 19, 2001 a Form 4 with respect to options granted on March 27, 2001;
Dr. Silverstein filed on June 16, 2000 a Form 4 with respect to the May 17, 1999 gift of shares of common stock to each of four trusts (including beneficial acquisition with respect to one of the gifts); and Mr. Jacobson filed on February 25, 2000 a Form 3 with respect to becoming an executive officer of the Company on January 17, 2000, and filed on September 5, 2000 a Form 4 with respect to his purchase of 500 shares of Common Stock on April 25, 2000.

                         COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total stockholder return on the Common Stock of the Company between March 31, 1996 and March 31, 2001 (the end of fiscal 2001) with the cumulative total return of (i) the Russell 2000 Index,
(ii) the S&P Health Care Diversified Index and (iii) the JP Morgan H&Q Medical Products Index. This graph assumes the investment of $100 on March 31, 1995 in the Company's Common Stock, the Russell 2000 Index, the S&P Health Care Diversified Index and the JP Morgan H&Q Medical Products Index, and assumes dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                                                          CUMULATIVE TOTAL RETURN
                                  Mar-96  Mar-97  Mar-98                   Mar-99  Mar-00   1-Mar
VISION-SCIENCES, INC.                100      40      48                       44      72   34.02
RUSSELL 2000                         100  105.11  149.27                      125  171.62  145.32
S & P HEALTH CARE (DIVERSIFIED)      100  129.18  204.42                   262.16  236.98  289.96
JP MORGAN H & Q MEDICAL PRODUCTS     100     100  142.69                   191.84  175.75  188.03

    The Company added the JP Morgan H&Q Medical Products Index to the comparative stock performance graph in this year's Proxy Statement. The JP Morgan H&Q Medical Products Index measures the performance of a large number of medical device companies of varying sizes. The Board of Directors believes that the broad base of the JP Morgan H&Q Medical Products Index is a better point of comparison for the Company's performance than the S&P Health Care (Diversified) Index, which tracks the performance of a smaller group of medical device companies that are typically larger in size than the Company. The Company will drop the comparison with the S&P Health Care (Diversified) Index from future proxy statements.

            PROPOSAL 2: APPROVAL OF FUTURE ISSUANCE OF COMMON STOCK

    The Board of Directors has determined that it is in the best interests of the Company to authorize the issuance of shares of Common Stock in an offering exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Company seeks approval of the issuance on or before March 31, 2003 of up to that number of shares of Common Stock that would result in an aggregate gross proceeds to the Company of $5,000,000, up to a maximum of 10,000,000 shares on terms acceptable to the Board of Directors. Such offering shall consist of the issuance of Common Stock in exchange for cash consideration. The number of shares to be issued may exceed 20% or more of the voting power outstanding before such issuance. The Company believes, based upon its discussions with various financial sources, that the terms of any such offering will most likely include a discount from the average of the last reported sales prices of the Common Stock on the Nasdaq SmallCap Market over a trading period preceding such offering. Such discounts may range from 15% to 50%. Such offering shall be subject to the determination of the Board of Directors that the offering is advisable.

    The Company expects that the purchasers of such shares would be a limited number of institutional or individual investors who are "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Act. Purchasers in such offering have not been identified and, therefore, the consummation of the offering will depend upon the ability of the Company to identify and reach agreement with such purchasers upon terms of the sale, including price, which are acceptable to the Board of Directors of the Company. Investors participating in such offering may include officers or directors of the Company or stockholders holding more than 10% of the outstanding shares of Common Stock of the Company. There can be no assurance that such offering will be consummated. The Company's Board of Directors will determine the terms of such offering, and no further authorization of the Company's stockholders for the offering will be solicited. Accordingly, the stockholders will not have an opportunity to vote on the use of the proceeds from such offering.

    The Company intends to use the proceeds from the offering, after payment of the costs related to the offering, for working capital, to purchase equipment, and to support research and development and for general corporate purposes. Although the issuance of these shares may have the effect of diluting the Company's current stockholders, the Board of Directors believes that the increase in the capitalization of the Company will be in the best interests of the stockholders. The Board of Directors believes that the issuance of shares of Common Stock in the offering described herein may accomplish several of the Company's goals, such as to produce increased flexibility in responding to favorable product development opportunities, to support efforts to promote the Company's EndoSheath-Registered Trademark- system and to broaden the Company's stockholder base.

    The shares to be issued in such offering will not be registered under the Act or applicable state securities laws and may not be resold unless they are subsequently registered under the Act and such state securities laws or unless an exemption from registration is available. Consequently, the purchasers of these shares may be unable to liquidate their investment in the Company in the event of an emergency or for any other reason and may thus be required to retain their shares for an indefinite period. Accordingly, the Company anticipates that the price paid by the purchasers for the shares issued in any such offering may be less than the market price of the Company's Common Stock on the Nasdaq SmallCap Market at the date of closing of the offering. However, the Company anticipates that it will be required by the purchasers to register the shares issued in the offering under the Act under certain specified conditions. Although any changes in the market price of the Company's Common Stock are impossible to predict with any certainty, large block resales by the purchasers of shares issued in such offering or the perceived possibility of large block future resales may have a negative impact on the market price of the Company's Common Stock.

    The Board of Directors of the Company has approved the proposal to seek stockholder approval to sell additional equity capitalization of the Company, subject to market conditions and other factors outlined above. To date, no financial advisors have been engaged by the Company in connection with such offering. The Company is soliciting approval from the stockholders for the potential offering of Common Stock in order to comply with the Marketplace Rules of the Nasdaq Stock Market.

BOARD RECOMMENDATION

    The Board of Directors believes that approval of the issuance of shares of Common Stock is in the best interest of the Company and its stockholders and therefore recommends a vote FOR this proposal.

         PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since 1991. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

INDEPENDENT AUDITORS FEES AND OTHER MATTERS

    AUDIT FEES. Arthur Andersen LLP billed the Company an aggregate of $66,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended March 31, 2001.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Arthur Andersen LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended March 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

    ALL OTHER FEES. Arthur Andersen LLP billed the Company an aggregate of $19,000 in fees for tax planning and other services rendered to the Company and its affiliates for the fiscal year ended March 31, 2001.

    Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

    Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office in Natick, Massachusetts not later than March 14, 2002 for inclusion in the proxy statement for that meeting.

    If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must give written notice to the Company at its principal office in Natick, Massachusetts not later than May 26, 2002. If the stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                        By Order of the Board of Directors,
                                        Katsumi Oneda, Chairman

July   , 2001

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                         ANNEX A

                             VISION-SCIENCES, INC.
                            AUDIT COMMITTEE CHARTER

I.  Purpose

    The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices and quality and integrity of financial reports.

II. Membership

    A. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections II.B and II.C. below.

    B. INDEPENDENCE. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

       1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

       2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

       3. Is not employed as an executive of an entity, other than the Company, having a compensation committee which includes any of the Company's executives;

       4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation--other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation--greater than $60,000; and

       5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of:
           (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

       Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

    C. FINANCIAL LITERACY. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit

       Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which results in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

    D. CHAIRMAN. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

III. Responsibilities of the Audit Committee

    The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication among the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

    A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

    B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and, where appropriate, replace the outside auditor.

    C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1, as modified or amended.

    D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

    E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

    F. The Audit Committee shall direct and request that the outside auditor represent to the Audit Committee that the auditor has brought to the attention of the Audit Committee the matters about which Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, as amended, requires discussion, and shall discuss such matters with the outside auditor.

    G. Based upon its discharge of its responsibilities pursuant to Sections III.C through III.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

    H. The Audit Committee shall prepare for inclusion in any proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in 17 C.F.R Section 228.306. See sample report.

    I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

    J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

    K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

    L. The Audit Committee shall prepare minutes of its meetings that shall be presented to the Board of Directors for review. The Audit Committee may determine that some or all of its minutes shall not be made available to members of management who are directors of the Company.

    M. The Audit Committee shall regularly report to the board of directors concerning any action the Audit Committee in the exercise of its business judgment believes the board of directors should consider.

                            VISION-SCIENCES, INC.

FORM OF PROXY                                                      FORM OF PROXY


  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 16, 2001

The undersigned, revoking all prior proxies, hereby appoint(s) Katsumi Oneda, Gerald B. Lichtenberger and Peter B. Tarr, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Vision-Sciences, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on August 16, 2001 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

     (1)    To elect Lewis C. Pell and John J. Wallace as Class I Directors.

/ / FOR the nominees            / / WITHHOLD AUTHORITY to vote for the nominees

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW:

     Lewis C. Pell
     John J. Wallace

     (2) To approve the issuance of up to $5,000,000 of Common Stock in an offering exempt from registration under the Securities Act of 1933, as amended (the "Act").

/ / FOR                         / / AGAINST                         / / ABSTAIN

     (3) To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year.

/ / FOR                         / / AGAINST                         / / ABSTAIN



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorizing person.


Signature:                                 Signature:
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Date:                                      Date:
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